Exhibit 10.48.1

AMENDMENT NO. 1 TO
MASTER CELL BANKING AND CRYOPRESERVATION AGREEMENT

This Amendment No. 1 to the Master Cell Banking and Cryopreservation Agreement (the “Amendment”) effective as of June 4, 2008, is entered into by and between Cytori Therapeutics, Inc., and its affiliates (including its wholly owned subsidiary Cytori KK), having a place of business at 3020 Callan Road, San Diego, CA 92121 (“Cytori”), and Green Hospital Supply, Inc., having a place of business at 3-20-8 Kasuga Suita-City, Osaka 565-0853, Japan (“GHS”), and amends that certain Master Cell Banking and Cryopreservation Agreement effective as of August 13, 2007 (the “Agreement”).

WHEREAS, the Territory under the Agreement is comprised of the country of Japan; and

WHEREAS, Cytori and GHS would like to expand the Territory to include Korea, Taiwan and Thailand.

NOW, THEREFORE, Cytori and GHS hereby agree as follows:

1. The second recital of the Agreement is hereby amended and superseded in its entirety with the following:

“WHEREAS, GHS wishes to establish ADRC Banking facilities (“CB Facilities”) for the acquisition, storage and retrieval of ADRCs exclusively using Cytori’s technology, including the CelutionTM device and related products and disposables in the countries of Japan, Korea and Thailand and the Province of Taiwan (collectively, the “Territory”);”

2. Section 4 of the Agreement is hereby amended and superseded in its entirety with the following:

“GHS DILIGENCE:  GHS shall purchase an annual minimum number of Packages each calendar year, as set forth in Exhibit B, which is attached hereto and incorporated herein (“Minimum Purchase”).  In addition, GHS shall actively promote, market and sell Packages, Devices and Products to CB Facilities during the Term.  If GHS fails to meet the Minimum Purchase amount in any given year for a specified country, Cytori may have the right to terminate this Agreement in its sole discretion with respect to such specified country.”

3. Section 12 of the Agreement is hereby amended and superseded in its entirety with the following:

“NON-ENGLISH VERSIONS OF LABELING:  GHS will be responsible for ensuring that Cytori’s labels, packaging and package inserts for Packages and Devices comply with all applicable Laws (including local Laws) and regulatory requirements for the Territory (including any necessary translations).  GHS shall provide reasonable assistance (for example, proofreading and advising) with respect to Cytori’s translation of any written materials concerning the Devices and/or Packages into the official languages of the Territory (if Cytori determines in its sole discretion to do so).”

4. Section 25 of the Agreement is hereby amended and superseded in its entirety with the following:

“TERM; TERMINATION; SURVIVAL:  The term of this Agreement (the “Term”) for each of the individual countries within the Territory shall be as follows: (i) the Term for the country of Japan will commence on August 13, 2007 and end on August 13, 2017, and (ii) the Term for the countries of Korea, Thailand and the Province of Taiwan, will commence on May 1, 2008 and end on May 1, 2012.  The Term for Japan may be extended for additional five (5) year periods, and the Term for Korea, Thailand and the Province of Taiwan may be extended for additional three (3) year periods, each upon mutual agreement at the end of their respective initial Term for the individual countries.”

[Subsections 25.1 through 25.4 remain as stated in the Agreement]

5. Exhibit B to the Agreement is hereby amended and superseded in its entirety with the new Exhibit B attached hereto as Schedule 1.

6. Except as specifically modified or amended hereby, the Agreement shall remain in full force and effect and, as modified or amended, is hereby ratified, confirmed and approved.  No provision of this Amendment may be modified or amended except expressly in a writing signed by both parties nor shall any terms be waived except expressly in a writing signed by the party charged therewith.  This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of New York, without reference to conflicts of laws principles.

IN WITNESS WHEREOF, each of the parties has executed this Amendment No. 1 to the Master Cell Banking and Cryopreservation Agreement as of the date indicated below.

CYTORI THERAPEUTICS, INC.	GREEN HOSPITAL SUPPLY, INC.
By: /s/ Seijiro Shirahama Title: President, Asia-Pacific Date: June 4, 2008 Address: 3020 Callan Road San Diego, CA 92121 Fax: US 858-458-0994	By: /s/ Kunihisa Furukawa Title: President Date: June 4, 2008 Address: 3-20-8 Kasuga Suita-City Osaka 565-0853, Japan